UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2024

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2024, Zymeworks Inc. (the “Company”) removed Dr. Christopher Astle from the positions of Senior Vice President and Chief Financial Officer, including as the Company’s principal financial officer and principal accounting officer, effective immediately.

In connection with Dr. Astle’s removal, effective March 31, 2024, the Company’s board of directors (the “Board”) appointed Mr. Kenneth Galbraith, the Company’s current Chair of the Board, President and Chief Executive Officer, as the Company’s interim Chief Financial Officer. In connection with this appointment, Mr. Galbraith will continue in his roles as Chair of the Board, President and Chief Executive Officer and assume the duties of the Company’s principal financial officer and principal accounting officer, until his successor is appointed or until his earlier resignation or removal. The Company has initiated a search for a new Chief Financial Officer.

Mr. Galbraith is 61 years old and has served as the Company’s Chief Executive Officer and Chair of the Board since January 2022. In addition, Mr. Galbraith has served as the Company’s President since June 2023 and previously served as the Company’s President from January 2022 to August 2022. Mr. Galbraith was a Managing Director at Five Corners Capital, Inc., which he founded in 2013, from February 2021 until January 2022. He served as Executive in Residence at Syncona Limited from April 2021 until January 2022, and has served as an advisor to Syncona since May 2023. He served as Chief Executive Officer of Liminal BioSciences Inc. (formerly Prometic Life Sciences Inc.), a publicly held company, from April 2019 to November 2020, continuing as an advisor to that company from November 2020 to February 2021. He also served as Chief Executive Officer of Fairhaven Pharmaceuticals Inc. from June 2017 to April 2019. Mr. Galbraith has served as a director of several publicly held companies, including MacroGenics, Inc. from July 2008 until January 2022, Profound Medical Corp. from January 2017 to May 2023, and Celator Pharmaceuticals, Inc. from July 2008 to October 2013. He has also served as a director of several privately held companies. Previously, he joined Ventures West Capital in 2007 and founded Five Corners Capital Inc. in 2013 to manage the continued operations of the Ventures West Investment Funds. Mr. Galbraith has over 35 years of experience serving as an executive, director, investor and adviser to companies in the biotechnology, medical device, pharmaceutical and healthcare sectors. Mr. Galbraith received his B.Comm. from the University of British Columbia.

The compensatory and other material terms of Mr. Galbraith’s employment with the Company will remain unchanged in connection with the foregoing. For information regarding Mr. Galbraith’s existing compensation arrangements, please refer to the information contained in the section titled “Item 11. Executive Compensation—Executive Employment Arrangements and Potential Payments upon Termination or Change in Control” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2024, which information is incorporated herein by reference.

There are no arrangements or understandings between Mr. Galbraith and any other persons pursuant to which he was appointed interim Chief Financial Officer of the Company. There are also no family relationships between Mr. Galbraith and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: April 1, 2024	By:	/s/ Kenneth Galbraith
	Name: Title:	Kenneth Galbraith Chair, President, Chief Executive Officer and interim Chief Financial Officer

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